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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

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                                  [LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statements (Numbers 33-31845 and 33-59832) on Form S-8 of Maryland Federal Bancorp, Inc. of our report dated April 10, 1996, relating to the consolidated statements of financial condition of Maryland Federal Bancorp, Inc. and Subsidiary as of February 29, 1996 and February 28, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 29, 1996, which report appears in the February 29, 1996 annual report on Form 10-K of Maryland Federal Bancorp, Inc.

STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
May 28, 1996